Exhibit 99.1

PRESS RELEASE

Chatham Lodging Trust Launches Public Offering of Common Shares

PALM BEACH, Fla. -- (BUSINESS WIRE) – June 12, 2013 -- Chatham Lodging Trust (the “Company”) (NYSE: CLDT) today announced that it is offering 4.5 million common shares of beneficial interest, $0.01 par value per share in a public offering. Barclays and UBS Investment Bank are acting as joint book-running managers for the offering.

The underwriters will have a 30-day option to purchase up to an additional 675,000 shares to cover overallotments, if any.

The Company will contribute the net proceeds of this offering to its operating partnership in exchange for common units of limited partnership interest in the operating partnership. The Company’s operating partnership intends to use a portion of the net proceeds of the offering to repay debt under the Company’s senior secured revolving credit facility and to fund the acquisition of the 178-room Hyatt Place® Pittsburgh/North Shore in Pittsburgh, Pennsylvania. The Company’s operating partnership intends to use any remaining net proceeds to invest in additional hotel properties in accordance with the Company’s investment strategy and for general corporate purposes.

The common shares will be offered under the Company’s existing shelf registration statement which was declared effective by the Securities and Exchange Commission on February 10, 2012. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the prospectus can be obtained by contacting Barclays c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Barclaysprospectus@broadridge.com, (888) 603-5847 or by contacting UBS Investment Bank, Attention: Prospectus Dept., 299 Park Avenue, New York, NY 10171, (888) 827-7275.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised real estate investment trust that was organized to invest in upscale extended-stay hotels and premium-branded select-service hotels. The company currently owns 20 hotels with an aggregate of 2,733 rooms/suites in eleven states and the District of Columbia.

Exhibit 99.1

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT EXPECTATIONS, BUT THESE STATEMENTS ARE NOT GUARANTEED TO OCCUR. FOR EXAMPLE: THE FACT THAT THIS OFFERING HAS LAUNCHED MAY IMPLY THAT THE OFFERING WILL PRICE AND CLOSE; BUT THE PRICING AND CLOSING OF THE OFFERING ARE SUBJECT TO CONDITIONS CUSTOMARY IN TRANSACTIONS OF THIS TYPE AND MAY BE DELAYED OR MAY NOT OCCUR AT ALL. STATEMENTS CONTAINING WORDS SUCH AS “EXPECTS,” “BELIEVES” OR “WILL,” WHICH INDICATE THAT THOSE STATEMENTS ARE FORWARD-LOOKING. EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS OR PERFORMANCE TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH STATEMENTS. ADDITIONAL RISKS ARE DISCUSSED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. INVESTORS SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD-LOOKING STATEMENTS.

SOURCE: Chatham Lodging Trust

Media
Daly Gray Public Relations
Jerry Daly, 703-435-6293
jerry@dalygray.com
or
Chatham Lodging Trust
Dennis Craven, 561-227-1386
Chief Financial Officer
dcraven@cl-trust.com